Exhibit 10.1

AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENT
BETWEEN
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
AND
CHURCHILL PCIF ADVISOR LLC

This Amendment No. 1 (this “Amendment”), dated as of July 30, 2025, to the Advisory Agreement (as defined below) is made by and between NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND, a Delaware statutory trust (the “Fund”), and CHURCHILL PCIF ADVISOR LLC, a Delaware limited liability company (the “Adviser”).

RECITALS

WHEREAS, the Fund and the Adviser are parties to that certain Investment Advisory Agreement, dated as of May 28, 2024 (the “Advisory Agreement”); and

WHEREAS, the Fund and the Adviser have agreed to amend the Advisory Agreement to reflect comments issued by state securities regulators in connection with their “blue sky” review of the Fund’s offering.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Fund and the Adviser hereby agree as follows:

1.Effective as of July 30, 2025, Section 9(a) of the Advisory Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

(a)The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendations of the Adviser. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs, demands, charges, claims and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of any actions or omissions or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of fraud, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Advisory Agreement are and shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Advisory Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Amendment as of the day and year first written above.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Vice President and Secretary

CHURCHILL PCIF ADVISOR LLC

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Senior Managing Director, Secretary and General Counsel

[Signature Page to Amendment No. 1 to Investment Advisory Agreement]